Exhibit 10.4

NOBLE ENERGY, INC.

1992 STOCK OPTION AND RESTRICTED STOCK PLAN

RESTRICTED STOCK AGREEMENT

THIS AGREEMENT, made and entered into as of                   , 2005, by and between NOBLE ENERGY, INC., a Delaware corporation (the “Company”), and                                   (“Employee”),

WITNESSETH THAT:

WHEREAS, the Compensation, Benefits and Stock Option Committee of the Company’s Board of Directors (the “Committee”), acting under the Company’s 1992 Stock Option and Restricted Stock Plan adopted on January 28, 1992, as amended (the “Plan”), has the authority to award restricted shares of the common stock of the Company to certain employees of the Company or an Affiliate (as defined in the Plan); and

WHEREAS, pursuant to the Plan the Committee has determined to make such an award to Employee on the terms and conditions and subject to the restrictions set forth in the Plan and this Agreement, and Employee desires to accept such award;

NOW, THEREFORE, in consideration of the premises and mutual covenants and agreements contained herein, the receipt and sufficiency of which are hereby acknowledged, the parties hereby agree as follows:

1.     Restricted Stock Award.  On the terms and conditions and subject to the restrictions, including forfeiture, hereinafter set forth, the Company hereby awards to Employee, and Employee hereby accepts, a restricted stock award (the “Award”) of                   shares (the “Restricted Shares”) of common stock, par value $3.33 1/3 per share, of the Company.  The Award is made effective as of                     , 2005 (the “Effective Date”).  A certificate representing the Restricted Shares shall be issued in the name of Employee as of the Effective Date and delivered to Employee on the Effective Date or as soon thereafter as practicable.  Employee shall cause the certificate representing the Restricted Shares, upon receipt thereof by Employee, to be deposited, together with stock powers and any other instrument of transfer reasonably requested by the Company duly endorsed in blank, with the Company, to be held by the Company in escrow for Employee’s benefit until such time as the Restricted Shares represented by such certificate are either forfeited by Employee to the Company or the restrictions thereon terminate as set forth in this Agreement.

2.     Vesting and Forfeiture.

(a)           The Restricted Shares shall be subject to a restricted period (the “Restricted Period”) that shall commence on the Effective Date and shall end on                            , 2008.

(b)           During the Restricted Period, the Restricted Shares shall be subject to being forfeited by Employee to the Company as provided in this Agreement, and Employee may not sell, assign, transfer, discount, exchange, pledge or otherwise encumber or dispose of any of the Restricted Shares.

(c)           If Employee remains employed by the Company or an Affiliate throughout the Restricted Period, the restrictions applicable hereunder to the Restricted Shares shall terminate, and as soon as practicable after the end of the Restricted Period a stock certificate for the Restricted Shares, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Employee free of such restrictions.

(d)           If Employee’s employment with the Company or an Affiliate terminates during the Restricted Period by reason of Employee’s death, Disability (as defined in Section 2(g) hereof), or discharge by the Company or an Affiliate other than for Cause (as defined in Section 2(g) hereof), the restrictions applicable hereunder to the Restricted Shares shall terminate, and as soon as practicable after such termination of employment a stock certificate for the Restricted Shares, together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Employee (or in the event of Employee’s death, to Employee’s estate) free of such restrictions.

(e)           All of the Restricted Shares shall be forfeited by Employee and transferred to the Company at no cost to the Company if the employment of Employee by the Company or an Affiliate terminates during the Restricted Period for any reason other than Employee’s death, Disability, or discharge by the Company or an Affiliate without Cause.

(f)            If a Change in Control (as defined in Section 2(g) hereof) occurs during the Restricted Period and while Employee is employed by the Company or an Affiliate, the restrictions applicable hereunder to the Restricted Shares shall terminate and the Restricted Shares (and/or any successor securities or other property attributable to the Restricted Shares that may result from the Change in Control), together with any dividends or other distributions with respect to such shares then being held by the Company pursuant to the provisions of this Agreement, shall be delivered to Employee free of such restrictions.

(g)           For the purposes of this Agreement:  (i) the “Disability” of Employee shall mean that Employee is disabled within the meaning of Section 22(e)(3) of the Internal Revenue Code of 1986, as amended, as determined by the Committee in its discretion; (ii) transfers of employment without interruption of service between or among the Company and its Affiliates shall not be considered a termination of employment; (iii) a discharge by the Company or an Affiliate for “Cause” means any termination of Employee’s employment with the Company or an Affiliate by reason of Employee’s (1) conviction of a felony or misdemeanor involving moral turpitude, (2) engagement in conduct involving misuse of the funds or other property of the Company or an Affiliate,

(3) engagement in a business activity which is in conflict with the business interests of the Company or an Affiliate, (4) gross negligence of willful misconduct, or (5) engagement in conduct which is in violation of the safety rules or standards of the Company or an Affiliate or which otherwise may cause or causes injury to another person; and (iv) a “Change in Control” shall be deemed to have occurred if:

(1)           individuals who, as of the date hereof, constitute the Board of Directors of the Company (the “Incumbent Board”) cease for any reason to constitute at least fifty-one percent (51%) of the Board of Directors of the Company, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for election by the Company’s stockholders was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be, for purposes of this Agreement, considered as though such person were a member of the Incumbent Board;

(2)           the stockholders of the Company shall approve a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own outstanding voting securities representing at least fifty-one percent (51%) of the combined voting power entitled to vote generally in the election of directors (“Voting Securities”) of the reorganized, merged or consolidated company;

(3)           the stockholders of the Company shall approve a liquidation or dissolution of the Company or a sale of all or substantially all of the stock or assets of the Company; or

(4)           any “person,” as that term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (other than the Company, any of its subsidiaries, any employee benefit plan of the Company or any of its subsidiaries, or any entity organized, appointed or established by the Company for or pursuant to the terms of such a plan), together with all “affiliates” and “associates” (as such terms are defined in Rule 12b-2 under the Exchange Act) of such person (as well as any “Person” or “group” as those terms are used in Sections 13(d) and 14(d) of the Exchange Act), shall become the “beneficial owner” or “beneficial owners” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of securities of the Company representing in the aggregate twenty-five percent (25%) or more of either (A) the then outstanding shares of common stock, par value $3.33-1/3 per share, of the Company (“Common Stock”) or (B) the Voting Securities of the Company, in either such case other than solely as a result of acquisitions of such securities directly from the Company.  Without limiting the foregoing, a person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares the power to vote, or to direct the voting of, or to dispose, or to direct the disposition of, Common Stock or other Voting

Securities of the Company shall be deemed the beneficial owner of such Common Stock or Voting Securities.

Notwithstanding the foregoing, a “Change in Control” of the Company shall not be deemed to have occurred for purposes of subparagraph (4) of this Section 2(g)(iv) solely as the result of an acquisition of securities by the Company which, by reducing the number of shares of Common Stock or other Voting Securities of the Company outstanding, increases (i) the proportionate number of shares of Common Stock beneficially owned by any person to twenty-five percent (25%) or more of the shares of Common Stock then outstanding or (ii) the proportionate voting power represented by the Voting Securities of the Company beneficially owned by any person to twenty-five percent (25%) or more of the combined voting power of all then outstanding Voting Securities; provided, however, that if any person referred to in clause (i) or (ii) of this sentence shall thereafter become the beneficial owner of any additional shares of Common Stock or other Voting Securities of the Company (other than a result of a stock split, stock dividend or similar transaction), then a Change in Control of the Company shall be deemed to have occurred for purposes subparagraph (4) of this Section 2(g)(iv).

3.     Rights as Shareholder.  Subject to the provisions of this Agreement, upon the issuance of a certificate or certificates representing the Restricted Shares to Employee, Employee shall become the owner thereof for all purposes and shall have all rights as a stockholder, including voting rights and the right to receive dividends and distributions, with respect to the Restricted Shares.  If the Company shall pay or declare a dividend or make a distribution of any kind, whether due to a reorganization, recapitalization or otherwise, with respect to the shares of Company common stock constituting the Restricted Shares, then the Company shall pay or make such dividend or other distribution with respect to the Restricted Shares; provided, however, that the cash, stock or other securities and other property constituting such dividend or other distribution shall be held by the Company subject to the restrictions applicable hereunder to the Restricted Shares until the Restricted Shares are either forfeited by Employee and transferred to the Company or the restrictions thereon terminate as set forth in this Agreement.  If the Restricted Shares with respect to which such dividend or distribution was paid or made are forfeited by Employee pursuant to the provisions hereof, then Employee shall not be entitled to receive such dividend or distribution and such dividend or distribution shall likewise be forfeited and transferred to the Company.  If the restrictions applicable to the Restricted Shares with respect to which such dividend or distribution was paid or made terminate in accordance with the provisions of this Agreement, then Employee shall be entitled to receive such dividend or distribution with respect to such shares, without interest, and such dividend or distribution shall likewise be delivered to Employee.

4.     Withholding Taxes.

(a)           Employee may elect, within 30 days of the Effective Date and on notice to the Company, to realize income for federal income tax purposes equal to the fair market value of the Restricted Shares on the Effective Date.  In such event, Employee shall make arrangements satisfactory to the Company or the appropriate Affiliate to pay in the year of the Award any federal, state or local taxes required to be withheld with respect to such shares.  If Employee fails to make such payments, then any provision of this Agreement to the contrary notwithstanding, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or an Affiliate to or with respect to Employee, whether or not pursuant to this Agreement, or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

(b)           If no election is made by Employee pursuant to Section 4(a) hereof, then upon the termination of the restrictions applicable hereunder to the Restricted Shares, Employee (or in the event of Employee’s death, the administrator or executor of Employee’s estate) will pay to the Company or the appropriate Affiliate, or make arrangements satisfactory to the Company or such Affiliate regarding payment of, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.  If Employee (or in the event of Employee’s death, the administrator or executor of Employee’s estate) fails to make such payments, then any provision of this Agreement to the contrary notwithstanding, the Company and its Affiliates shall, to the extent permitted by law, have the right to deduct from any payments of any kind otherwise due from the Company or an Affiliate to or with respect to Employee, whether or not pursuant to this Agreement, or the Plan and regardless of the form of payment, any federal, state or local taxes of any kind required by law to be withheld with respect to the Restricted Shares.

5.     Reclassification of Shares.  In case of any consolidation or merger of another corporation into the Company in which the Company is the surviving corporation and in which there is a reclassification or change (including the right to receive cash or other property) of the Restricted Shares (other than a change in par value, or from par value to no par value, or as a result of a subdivision or combination, but including any change in such shares into two or more classes or series of shares), the Committee may provide that payment of the Restricted Shares shall take the form of the kind and amount of shares of stock and other securities (including those of any new direct or indirect parent of the Company), property, cash or any combination thereof receivable upon such consolidation or merger.

6.     Effect on Employment.  Nothing contained in this Agreement shall confer upon Employee the right to continue in the employment of the Company or an Affiliate, or affect any right which the Company or an Affiliate may have to terminate the employment of Employee.

7.     Legend. Each certificate representing the Restricted Shares shall conspicuously set forth on the face or back thereof, in addition to any legends required by applicable law or other agreement, a legend in substantially the following form:

THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ISSUED PURSUANT TO THE TERMS OF THE NOBLE ENERGY, INC.

1992 STOCK OPTION PLAN AND RESTRICTED STOCK PLAN AND MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, DISCOUNTED, EXCHANGED, PLEDGED OR OTHERWISE ENCUMBERED OR DISPOSED OF IN ANY MANNER, EXCEPT AS SET FORTH IN THE TERMS OF THE AGREEMENT EMBODYING THE AWARD OF SUCH SHARES DATED                         , 2005. A COPY OF SUCH AGREEMENT IS ON FILE IN THE OFFICE OF THE COMPANY.

8.     Assignment.  The Company may assign all or any portion of its rights and obligations under this Agreement.  The Award, the Restricted Shares and the rights and obligations of Employee under this Agreement may not be sold, assigned, transferred, discounted, exchanged, pledged or otherwise encumbered or disposed of by Employee other than by will or the laws of descent and distribution.

9.     Binding Effect.  This Agreement shall be binding upon and inure to the benefit of (i) the Company and its successors and assigns, and (ii) Employee, and Employee’s heirs, devisees, executors, administrators and personal representatives.

10.   Amendment.  This Agreement may be amended or terminated at any time by an instrument in writing to such effect executed by both parties.

11.   Notices.  All notices required or permitted to be given or made under this Agreement shall be in writing and shall be deemed to have been duly given or made if (i) delivered personally, (ii) transmitted by first class registered or certified United States mail, postage prepaid, return receipt requested, (iii) sent by prepaid overnight courier service, or (iv) sent by telecopy or facsimile transmission, answer back requested, to the person who is to receive it at the address that such person has theretofore specified by written notice delivered in accordance herewith.  Such notices shall be effective (i) if delivered personally or sent by courier service, upon actual receipt by the intended recipient, (ii) if mailed, upon the earlier of five days after deposit in the mail or the date of delivery as shown by the return receipt therefor, or (iii) if sent by telecopy or facsimile transmission, when the answer back is received.  The Company or Employee may change, at any time and from time to time, by written notice to the other, the address that the Company or Employee had theretofore specified for receiving notices.  Until such address is changed in accordance herewith, notices under this Agreement shall be delivered or sent (i) to Employee at Employee’s address as set forth in the records of the Company, or (ii) to the Company at the principal executive offices of the Company clearly marked “Attention:  Lee Robison”.

12.   Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas without regard to its principles of conflict of laws.

13.   Severability. If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this

Agreement shall remain in full force and effect; provided, however, that if any such provision shall be deemed to be so limited and shall be enforceable by limitation thereof, then the provision shall be so limited and shall be enforceable to the maximum extent permitted by applicable law.

14.   Further Assurances.  The parties agree to execute such additional instruments and to take all such further action as may be reasonably necessary to carry out the intent and purposes of this Agreement.

15.   Entire Agreement.  This Agreement and Plan set forth the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior agreements and understandings, whether written or oral, between the parties with respect to the subject matter hereof.

16.   Subject to Plan.  The Award, the Restricted Shares and this Agreement are subject to all of the terms and conditions of the Plan as amended from time to time.  In the event of any conflict between the terms and conditions of the Plan and those set forth in this Agreement, the terms and conditions of the Plan shall control.

17.   Counterparts.  This Agreement may be executed by the parties hereto in any number of counterparts, each of which shall be deemed an original, and all of which shall constitute one and the same agreement.

18.   Descriptive Headings.  The descriptive headings herein are inserted for convenience of reference only, do not constitute a part of this Agreement, and shall not affect in any manner the meaning or interpretation of this Agreement.

19.   References.  The words “this Agreement,” “herein,” “hereof,” “hereby,” “hereunder” and words of similar import refer to this Agreement as a whole and not to any particular subdivision unless expressly so limited.

[SIGNATURE PAGE TO FOLLOW]

IN WITNESS WHEREOF, the Company and Employee have executed this Agreement as of the date first written above.

NOBLE ENERGY, INC.

By:
Name:
Title:	Chairman,
Compensation, Benefits and Stock Option Committee

EMPLOYEE

Employee Signature

Employee Printed Name

STOCK POWER AND ASSIGNMENT

SEPARATE FROM CERTIFICATE

FOR VALUE RECEIVED and pursuant to that certain Noble Energy, Inc. 1992 Stock Option and Restricted Stock Plan Restricted Stock Agreement dated as of                                        (the “Agreement”), the undersigned Employee hereby sells, assigns and transfers unto                                     ,                       shares of the Common Stock, $3.33 1/3 par value per share, of Noble Energy, Inc., a Delaware corporation (the “Company”), standing in the undersigned’s name on the books of the Company represented by Certificate No(s).           delivered herewith, and does hereby irrevocably constitute and appoint the Secretary of the Company as the undersigned’s attorney-in-fact, with full power of substitution, to transfer said stock on the books of the Company.  THIS ASSIGNMENT MAY ONLY BE USED AS AUTHORIZED BY THE AGREEMENT AND ANY EXHIBITS THERETO.

Dated:

EMPLOYEE:

Name Printed: